    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1999
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             SUNRISE MEDICAL, INC.

             (Exact name of Registrant as specified in its charter)

                          DELAWARE                                                    95-3836867
      (State or other jurisdiction of incorporation or                 (I.R.S. Employer Identification Number)
                       organization)

                         2382 FARADAY AVENUE, SUITE 200
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 930-1500
   (Address and telephone number of Registrant's principal executive offices)
                         ------------------------------

                                 STEVEN A. JAYE
                             SENIOR VICE PRESIDENT
                              AND GENERAL COUNSEL
                             SUNRISE MEDICAL, INC.
                         2382 FARADAY AVENUE, SUITE 200
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 930-1500
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:
                                JEFFREY T. PERO
                             MELINDA P. HEPPBERGER
                                LATHAM & WATKINS
                       505 MONTGOMERY STREET, SUITE 1900
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 391-0600
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, AS
                         DETERMINED BY THE REGISTRANT.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                       AGGREGATE OFFERING          AMOUNT OF
                SECURITIES TO BE REGISTERED                        PRICE(1)(2)           REGISTRATION FEE
Debt securities.............................................
Common stock, $1.00 par value...............................
Preferred stock, $1.00 par value............................
Subscription Rights(3)......................................
Common stock purchase rights(4).............................
Total.......................................................       $25,000,000                $6,950

(1) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o).

(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.

(3) Rights evidencing the right to purchase common stock.

(4) Prior to the occurrence of certain events, rights are attached to and trade with our common stock. Value attributable to such right, if any, is reflected in the market price of our common stock.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED OCTOBER 26, 1999
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUNRISE MEDICAL, INC.

                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK
                              SUBSCRIPTION RIGHTS

                               ------------------

    We may from time to time sell up to $25,000,000 in the aggregate of:

    - debt securities, which may consist of notes, debentures or other types of debt;

    - shares of our common stock, par value $1.00 per share;

    - shares of our preferred stock, par value $1.00 per share, in one or more series; and

    - rights to purchase shares of our common stock.

    We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

    Our common stock is traded on The New York Stock Exchange under the symbol "SMD."

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time.

    This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

               The date of this prospectus is             , 1999.

    We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the supplement to this prospectus is correct on any date after their respective dates, even though this prospectus or a supplement is delivered or securities are sold on a later date.

                            ------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
ABOUT THIS PROSPECTUS.......................................      3

WHERE YOU CAN FIND MORE INFORMATION.........................      4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........      5

THE COMPANY.................................................      5

USE OF PROCEEDS.............................................      5

RATIOS OF EARNINGS TO FIXED CHARGES.........................      6

DESCRIPTION OF DEBT SECURITIES..............................      7

DESCRIPTION OF COMMON STOCK.................................     15

DESCRIPTION OF PREFERRED STOCK..............................     15

DESCRIPTION OF RIGHTS.......................................     17

SECTION 203 OF THE DGCL.....................................     18

PLAN OF DISTRIBUTION........................................     19

LEGAL MATTERS...............................................     20

EXPERTS.....................................................     20

                             ABOUT THIS PROSPECTUS

    This prospectus is a part of registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual and quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy statements and other information at:

    - the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and

    - the regional offices of the SEC:

       Midwest Regional Office, Citicorp Center, Suite 1400, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661-2511

       Northeast Regional Office, Suite 1300, 13th Floor, 7 World Trade Center, New York, New York 10048.

    You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that makes available reports, proxy statements and other information regarding registrants that file electronically with it. You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed by us with the SEC:

    - Annual Report on Form 10-K for the year ended July 2, 1999;

    - the description of the common stock contained in our Registration Statement on Form 8-A filed on June 29, 1992, as amended;

    - the description of the Common Share Purchase Rights contained in our registration statement on Form 8-A filed with the SEC on June 29, 1992, as amended by the description contained in our registration statement on Form 8-A12B/A filed with the SEC on May 16, 1997 and as further amended by the description contained in our registration statement on Form 8-A12B/A filed with the SEC on February 11, 1999;

    - all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering, which shall be deemed to be a part hereof from the date of filing of such documents.

    To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write to the Corporate Secretary, Sunrise Medical, Inc., 2382 Faraday Avenue, Suite 200, Carlsbad, California 92008, (telephone (760) 930-1500).

    You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone to provide you with different information.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Some of the information included and incorporated by reference in this prospectus contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. These statements are only predictions. Actual events or results may differ materially as a result of risks and uncertainties facing Sunrise including: (i) the impact of competitive products and activities; (ii) increased industry pricing pressures; (iii) product development, commercialization and market acceptance risks; (iv) the rising cost and availability of raw materials; (v) the reduction or elimination of government funding for our products; (vi) unfavorable governmental regulatory actions; (vii) disruptions caused by our consolidations of operations;
(viii) year 2000 compliance related risks; (ix) risks related to our international operations; (x) our dependence on key personnel; and (xi) other factors referenced in our Securities and Exchange Commission filings. We disclaim any obligation to update any such factors or to announce publicly any revisions to any of the forward-looking statements contained in this prospectus, or to make corrections to reflect future events or developments, or to forecast financial results in the future.

                                  THE COMPANY

    Sunrise Medical, Inc. is a worldwide leader in the design, manufacture and marketing of medical products used by the disabled and the elderly. We maintain number one or number two global market share positions for many of our core products including:

    - custom manual and power wheelchairs and related seating systems;

    - home respiratory devices such as compressor nebulizers and oxygen concentrators;

    - personal care products such as walkers, crutches and bath safety products;

    - nursing home beds and specialized bathing systems; and

    - speech devices for the disabled.

    We manufacture our products in the United States, Mexico, the United Kingdom, Germany, France and Spain and distribute them through company-owned sales organizations in 19 countries and through independent importer-distributors in about 80 other countries. Our customers include more than 20,000 home medical equipment providers and distributors around the world who provide our products to millions of end-users each year. In addition, we sell directly to extended care and assisted living facilities and to users of speech devices.

    Headquartered in Carlsbad, California, Sunrise was incorporated in 1983 and is publicly traded on the New York Stock Exchange under the ticker symbol "SMD."

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds would be used for general corporate purposes, which may include but are not limited to working capital, capital expenditures, acquisitions and the repayment or refinancing of our indebtedness. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated.

                                                           YEARS ENDED
                                       ----------------------------------------------------
                                       JULY 2,    JULY 3,    JUNE 27,   JUNE 28,   JUNE 30,
                                         1999       1998       1997       1996       1995
                                       --------   --------   --------   --------   --------
Ratio of earnings to fixed charges
  and ratio of earnings to fixed
  charges and preferred stock
  dividends..........................    1.5           --      2.5           --      4.1

    For the years ended 1998 and 1996, earnings were insufficient to cover fixed charges in the amounts of $11,802,000 and $51,749,000, respectively.

    The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For purposes of computing this ratio, "earnings" consist of:

    - income before income taxes, plus

    - fixed charges (excluding capitalized interest), and

    - minority interests (relating to subsidiaries whose fixed charges are included in the computation), less

    - equity in undistributed earnings of less than 50% owned investments.

"Fixed charges" include:

    - interest (whether expensed or capitalized),

    - amortization of debt expense,

    - discount or premium related to indebtedness, and

    - the portion of rental expense that we deem to be representative of interest.

To date, we have not issued any shares of preferred stock; therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in this section.

                         DESCRIPTION OF DEBT SECURITIES

    This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

    The debt securities offered hereby will be issued under an indenture between us and the trustee named therein. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). We have filed a copy of the form of indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We have summarized select portions of the indenture below. The summary is not complete. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary below have the meanings specified in the indenture.

GENERAL

    The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in an officers' certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

    We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

    - the title of the debt securities;

    - the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

    - any limit on the aggregate principal amount of the debt securities;

    - the date or dates on which we will pay the principal on the debt securities;

    - the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

    - the place or places where principal of, premium, and interest on the debt securities will be payable;

    - the terms and conditions upon which we may redeem the debt securities;

    - any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

    - the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

    - the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

    - whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

    - the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

    - the currency of denomination of the debt securities;

    - the designation of the currency, currencies or currency unit in which payment of principal of, premium and interest on the debt securities will be made;

    - if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

    - the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

    - any provisions relating to any security provided for the debt securities;

    - any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

    - any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

    - any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

    - any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities. (Section 2.2)

    We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

    If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

PAYMENT OF INTEREST AND EXCHANGE

    Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the "Depositary"), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security"), as described in the applicable prospectus supplement. Except as described under "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

    CERTIFICATED DEBT SECURITIES. You may transfer or exchange certificated debt securities at the trustee's office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

    You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

    GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

    The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

    Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security ("participants") or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

    So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

    We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture. (Section 2.14.6)

    We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. (Section 2.14.5) Sunrise, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of those participants.

    We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

    We have obtained the foregoing information in this section concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person"), and we may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

    - the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

    - immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the indenture; and

    - certain other conditions are met. (Section 5.1)

COVENANTS

    Unless we state otherwise in (a) the applicable prospectus supplement and in a supplement to the indenture, (b) a board resolution, or (c) an officers' certificate delivered pursuant to the indenture, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

EVENTS OF DEFAULT

    "Event of Default" means with respect to any series of debt securities, any of the following:

    - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

    - default in the payment of principal of or premium on any debt security of that series when due and payable;

    - default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

    - default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

    - an event of default under any of our Debt (including a default with respect to debt securities of any series other than that series) or any Subsidiary, whether that Debt exists today or is created at a later date, if the default results from our failure to pay the Debt when it becomes due;

    - the principal amount of the Debt, together with the principal amount of any other Debt in default for failure to pay principal at stated final maturity or the maturity of which has been accelerated, at any time exceeds a specified amount; and

    - the Debt is not discharged or the acceleration is not rescinded or annulled within 10 days after we receive written notice as provided in the indenture;

    - certain events of bankruptcy, insolvency or reorganization; and

    - any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

    No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) An Event of Default may also be an event of default under our bank credit agreements in existence from time to time and under certain guaranties by us of any subsidiary indebtedness. In addition, certain Events of Default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

    If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and premium of all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and premium with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) For information as to waiver of defaults see the discussion under "--Modification and Waiver" below. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default and the continuation of an Event of Default.

    The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

    No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

    - that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

    - the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

    Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

    The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event or Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

MODIFICATION AND WAIVER

    We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We and the trustee may not make any modification or amendment without the consent of the holder of each affected debt security then outstanding if that amendment will:

    - change the amount of debt securities whose holders must consent to an amendment or waiver;

    - reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

    - reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

    - reduce the principal amount of discount securities payable upon acceleration of maturity;

    - waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration);

    - make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

    - make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any payment and to waivers or amendments; or

    - waive a redemption payment with respect to any debt security or change any of the provisions with respect to the redemption of any debt securities. (Section 9.3)

    Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

    LEGAL DEFEASANCE. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series, to replace stolen, lost or mutilated debt securities of the series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

    This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

    DEFEASANCE OF CERTAIN COVENANTS. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

    - we may omit to comply with the restrictive covenants contained in Sections 4.2, 4.3 through 4.6 and Section 5.1 of the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant to the indenture; and

    - Events of Default under Section 6.1(e) of the indenture will not constitute a Default or an Event of Default with respect to the debt securities of that series.

    The conditions include:

    - depositing with the trustee money and/or U.S. Government Obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, Foreign Government Obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

    - delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

    COVENANT DEFEASANCE AND EVENTS OF DEFAULT. In the event we exercise our option not to comply with certain covenants of the indenture with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we will remain liable for those payments.

    "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. Dollars:

    - direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

    - obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

GOVERNING LAW

    The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 10.10)

                          DESCRIPTION OF COMMON STOCK

    We have authority to issue 40,000,000 shares of common stock, par value $1.00 per share.

    The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Cumulative voting applies for the election of directors. Under cumulative voting, each stockholder is entitled to cast as many votes in the election as equals the product of the number of directors to be elected and the aggregate number of shares of common stock held by such stockholder. The stockholder may cumulate such votes for one or more directors as the stockholder determines.

    Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by the holders of all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Our bylaws provide that action taken by written consent of the stockholders must be approved by at least seventy-five percent of the votes entitled to be cast by the holders of all shares of common stock.

    The common stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions.

    Subject to any preferential rights of any outstanding series of preferred stock created by the board from time to time, the holders of shares of common stock will be entitled to such cash dividends as may be declared from time to time by the board from funds available therefor.

    Subject to any preferential rights of any outstanding series of preferred stock created from time to time by the board, upon liquidation, dissolution or winding up of Sunrise, the holders of shares of our common stock will be entitled to receive pro rata all our assets available for distribution to such holders.

    Our common stock is listed on the New York Stock Exchange. The transfer agent and registrar for our common stock is ChaseMellon Shareholder Services.

                         DESCRIPTION OF PREFERRED STOCK

    Under our Certificate of Incorporation, as amended (the "Certificate of Incorporation"), shares of preferred stock may be issued from time to time, in one or more classes or series, as authorized by our board of directors, generally without the approval of the stockholders.

    The Company has authorized 5,000,000 shares of preferred stock. At
October 25, 1999 the Company had no shares outstanding. Subject to limitations prescribed by the Delaware General Corporation Law ("DGCL"), the Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company (the "Bylaws"), the board of directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or duly authorized committee thereof. The preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. The board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

    We will describe in a prospectus supplement the following terms of the class or series of preferred stock being offered:

    - the title and stated value of the preferred stock;

    - the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

    - the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

    - whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

    - the procedures for any auction and remarketing, if any, for the preferred stock;

    - the provisions for a sinking fund, if any, for the preferred stock;

    - the provisions for redemption, if applicable, of the preferred stock;

    - any listing of the preferred stock on any securities exchange or market;

    - the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price, or manner of calculation thereof, and conversion period;

    - the terms and conditions, if applicable, upon which preferred stock will be exchangeable into debt securities of Sunrise, including the exchange price, or manner of calculation thereof, and exchange period;

    - voting rights, if any, of the preferred stock;

    - a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

    - the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

    - any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

    - any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

    Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Sunrise rank:

    - senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Sunrise;

    - on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Sunrise; and

    - junior to all equity securities issued by Sunrise the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Sunrise (including any entity with which we may be merged or consolidated or to which all or substantially all our assets may be transferred or which transfers all or substantially all of our assets). As used for these purposes, the term "equity securities" does not include convertible debt securities.

                             DESCRIPTION OF RIGHTS

    Sunrise may issue to its stockholders rights to purchase common stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriter will purchase any securities remaining unsubscribed for after the rights offering. Certificates evidencing the rights and a prospectus supplement relating to the rights offering will be distributed to our stockholders on the record date we set for receiving rights in the rights offering.

    The applicable prospectus supplement will describe the following terms of the rights:

    - the title of the rights;

    - the exercise price for the rights;

    - the number of rights issued to each stockholder;

    - the extent to which the rights are transferable;

    - if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights;

    - any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

    - the date on which the right to exercise the rights shall commence, and the date on which the right shall expire;

    - the extent to which the right includes an over-subscription privilege with respect to unsubscribed securities; and

    - if applicable, the material terms of any standby underwriting arrangement entered into by Sunrise in connection with the rights offering.

EXERCISE OF RIGHTS

    Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock at the exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for the rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

    Rights may be exercised as set forth in the applicable prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon such exercise. In the event that not all of the rights issued in any rights offering are exercised, we may determine to offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

                            SECTION 203 OF THE DGCL

    We are subject to the "business combination" statute of the DGCL, an anti-takeover law enacted in 1988. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder," for a period of three years after the date of the transaction in which a person became an "interested stockholder," unless:

    - prior to such date the board of directors of the corporation approved either the "business combination" or the transaction which resulted in the stockholder becoming an "interested stockholder,"

    - upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

    - on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of a least 66% of the outstanding voting stock which is not owned by the "interested stockholder."

    A "business combination" includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholders." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. Although Section 203 permits us to elect not to be governed by its provisions, we have not made this election. As a result of the application of Section 203, potential acquirors of Sunrise may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

                              PLAN OF DISTRIBUTION

    We may sell the securities directly to our stockholders, directly to one or more purchasers, through agents, to or through one or more dealers, to or through underwriters or through a combination of any such methods of sale.

    We may distribute the securities from time to time in one or more transactions:

    - at a fixed price or prices, which may be changed;

    - at market prices prevailing at the time of sale;

    - at prices related to such prevailing market prices; or

    - at negotiated prices.

    Offers to purchase the securities being offered hereby may be solicited directly by us or by agents designated by us from time to time. Any such agent, who may be deemed to be our "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of such securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

    If a dealer is utilized in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

    If an underwriter is, or underwriters are, utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriter to make resales of the securities to the public. In connection with the sale of the securities, such underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may also sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commission from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of securities, and any discounts, concessions or commission allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

    Pursuant to any standby underwriting agreement entered into in connection with a rights offering, persons acting as standby underwriters may receive a commitment fee for all securities underlying the rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any rights, any standby underwriters in a rights offering may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such rights, the underwriters may offer securities of the type underlying the rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commission paid by us. In the event that we do not enter into a standby underwriting arrangement in connection with a rights offering, we may elect to retain a dealer-manager to manage the rights offering for us. Any such dealer-manager may offer securities of the type underlying the rights acquired or to be acquired pursuant to the purchase and exercise of rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

    If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered hereby pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that (a) the purchase of such securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the securities are also being sold to underwriters, we shall have sold to such underwriters the securities offered hereby which are not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The applicable prospectus supplement relating to such contracts will set forth the price to be paid for securities pursuant to such contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of the securities pursuant to such contracts.

    We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Latham & Watkins of San Francisco, California, and Steven A. Jaye, our General Counsel, each will issue an opinion about certain legal matters with respect to the securities for Sunrise. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.

                                    EXPERTS

    The consolidated financial statements and schedule of Sunrise Medical, Inc. as of July 2, 1999 and July 3, 1998, and for each of the years in the three-year period ended July 2, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee......................  $  6,950
*Rating Agency Fees.........................................    60,000
*NYSE Listing Fee...........................................    25,000
*Legal Fees and Expenses....................................   100,000
*Accounting Fees and Expenses...............................    75,000
*Printing Expenses..........................................    50,000
*Blue Sky Fees..............................................     5,000
*Trustee/Issuing & Paying Agent Fees and Expenses...........    15,000
*Miscellaneous..............................................     5,000
                                                              --------
  *Total....................................................  $341,950
                                                              ========

------------------------

*   Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sunrise is a Delaware corporation. Subsection (b)(7) of Section 102 of the DGCL, enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

    Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Our Certificate of Incorporation and Bylaws provide in effect for the indemnification of our officers and directors to the extent permitted by applicable law; provided, however, under our Bylaws, we are required to indemnify an officer or director in connection with a proceeding (or part thereof) commenced by such officer or director only if the commencement of such proceeding (or part thereof) by the officer or director was authorized by our board of directors.

    The Company has in effect insurance policies in the amount of $30 million covering all of its directors and officers.

ITEM 16. EXHIBITS

  *1.1  Form of Underwriting Agreement

   3.1 Certificate of Incorporation of Sunrise Medical, Inc., and amendments thereto (incorporated herein by reference to our Registration Statement No. 2-86314)

   3.2  Amendment to Certificate of Incorporation of Sunrise
        Medical, Inc., dated November 21, 1988 (incorporated herein by reference to our 1987 Definitive Proxy Statement)

   3.3  Amendment to Certificate of Incorporation of Sunrise
        Medical, Inc., dated December 2, 1992 (incorporated herein by reference to our Form 10-Q for the quarter ended
        January 1, 1993)

   3.4  Second Amended and Restated Bylaws of Sunrise Medical, Inc.
        (incorporated herein by reference to the Current Report on Form 8-K, dated February 11, 1999)

   4.1  Form of Indenture

  *4.2  Certificate of Designation

  *4.3  Form of Preferred Stock Certificate

  *4.4  Form of Rights Certificate

   5.1  Opinion of Latham & Watkins

  12.1  Statement regarding Computation of Ratios

  23.1  Consent of KPMG LLP

  23.5  Consent of Latham & Watkins (included in Exhibit 5.1)

  24.1  Powers of Attorney (contained on Page II-4)

**25.1  Statement of Eligibility of Trustee on Form T-1

------------------------

  * To be filed by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

 ** To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

ITEM 17. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the Registrant pursuant to
       Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period for any subscription rights, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing form those set forth on the cover page of the prospectus with respect to a subscription rights offering, a post-effective amendment will be filed to set forth the terms of such offering.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (j) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the SEC under
Section 305(b)(2) of the Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, California on October 26, 1999.

                                                       SUNRISE MEDICAL, INC.

                                                       By            /s/ MURRAY H. HUTCHISON
                                                            -----------------------------------------
                                                                       Murray H. Hutchison
                                                              CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                                                      OFFICER AND PRESIDENT

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Steven Jaye and Ted Tarbet with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                                                       Chairman of the Board, Chief
               /s/ MURRAY H. HUTCHISON                   Executive Officer and
     -------------------------------------------         President (Principal         October 26, 1999
                 Murray H. Hutchison                     Executive Officer)

                                                       Senior Vice President and
                  /s/ TED N. TARBET                      Chief Financial Officer
     -------------------------------------------         (Principal Financial         October 26, 1999
                    Ted N. Tarbet                        Officer)

                  /s/ JOHN M. RADAK                    Vice President and Controller
     -------------------------------------------         (Principal                   October 26, 1999
                    John M. Radak                        Accounting Officer)

                                      11-4

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                 /s/ LEE A. AULT III
     -------------------------------------------       Director                       October 26, 1999
                   Lee A. Ault III

                /s/ MICHAEL N. HAMMES
     -------------------------------------------       Director                       October 26, 1999
                  Michael N. Hammes

     -------------------------------------------       Director                       October 26, 1999
                William L. Pierpoint

                 /s/ JOSEPH STEMLER
     -------------------------------------------       Director                       October 26, 1999
                   Joseph Stemler

                /s/ JOHN R. WOODHULL
     -------------------------------------------       Director                       October 26, 1999
                  John R. Woodhull

                                      11-5

                                 EXHIBIT INDEX

  *1.1  Form of Underwriting Agreement

   3.1 Certificate of Incorporation of Sunrise Medical, Inc., and amendments thereto (incorporated herein by reference to our Registration Statement No. 2-86314)

   3.2  Amendment to Certificate of Incorporation of Sunrise
        Medical, Inc., dated November 21, 1988 (incorporated herein by reference to our 1987 Definitive Proxy Statement)

   3.3  Amendment to Certificate of Incorporation of Sunrise
        Medical, Inc., dated December 2, 1992 (incorporated herein by reference to our Form 10-Q for the quarter ended
        January 1, 1993)

   3.4  Second Amended and Restated Bylaws of Sunrise Medical, Inc.
        (incorporated herein by reference to the Current Report on Form 8-K, dated February 11, 1999)

   4.1  Form of Indenture

  *4.2  Certificate of Designation

  *4.3  Form of Preferred Stock Certificate

  *4.4  Form of Rights Certificate

   5.1  Opinion of Latham & Watkins

  12.1  Statement regarding Computation of Ratios

  23.1  Consent of KPMG LLP

  23.5  Consent of Latham & Watkins (included in Exhibit 5.1)

  24.1  Powers of Attorney (contained on Page II-4)

**25.1  Statement of Eligibility of Trustee on Form T-1

------------------------

  * To be filed by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

 ** To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).